Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Kimco Realty Corporation and its subsidiaries (the "Company") of our report dated February 26, 2010 relating to the financial statements of Kimco Income Operating Partnership, L.P., which is incorporated by reference in the Company's Annual Report on Form 10-K/A for the year ended December 31, 2009.

/s/ PricewaterhouseCoopers LLP

June 2, 2010